AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2007

Investment Company Act No. 811-21895

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	☐

Pre-Effective Amendment No. ___	☐

Post-Effective Amendment No. ___	☐

and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 6	☒

(Check Appropriate Box or Boxes)

UNDERLYING FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

701 Westchester Avenue, Suite 312-W
White Plains, New York 10604
(Address of Principal Executive Offices)(Zip Code)

1-866-569-2383
(Registrant's Telephone Number, Including Area Code)

Lee Schultheis
Alternative Investment Partners, LLC
701 Westchester Avenue, Suite 312-W
White Plains, New York 10604
(Name and Address of Agent For Service)

WITH A COPY TO:

Thomas R. Westle, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174

Underlying Funds Trust

August 14, 2007

Supplement to the Prospectus
dated April 30, 2007, as supplemented July 6, 2007

The following information supplements the section titled “Investment Sub-Advisors” on the inside front cover of the prospectus.

Deltec Asset Management, LLC
Duncan-Hurst Capital Management, L.P.
Sage Capital Management, LLC
Simran Capital Management, LLC
Viewpoint Investment Partners

The following paragraphs supplement the section titled “Investment Objective, Principal Investment Strategies, Policies and Principal Risks” on pages 1- 27 of the prospectus.

Investment Objective, Principal Investment Strategies, Policies and Principal Risks

The Long/Short Equity – Growth – 1 Portfolio

Investment Objective

The Long/Short Equity – Growth – 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in U.S. domestic equity securities.  The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies).  The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.
The principal strategies to be employed by the Portfolio include:

1

•  Market Neutral Equity Strategies: The Portfolios may employ strategies designed to exploit equity market inefficiencies, which generally involves being simultaneously invested in long and short matched equity portfolios of the same size, usually in the same market. These strategies are typically constructed to attempt to be beta neutral and attempt to control the industry, sector, market capitalization and other potential market bias exposures.
•  Long/Short Equity Strategies: The Portfolios may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

•           Aggressive Investment Risks: The Portfolios may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although many of the Portfolios use hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and some Portfolios may use long only or short only strategies. The absolute return strategies employed by the Portfolios generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•           Arbitrage Trading Risks: The principal risk associated with the Portfolios’ arbitrage investment strategies is that the underlying relationships between securities in which a Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.
•           Short Sale/Put and Call Options Risks: The Portfolios may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, a Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolios desire.
•           Derivative Securities Risks: The Portfolios may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of a Portfolio. A Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.
•           Privately Negotiated Options Risks: The Portfolios intend to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolios. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option.  As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolios will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolios may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty.  The Portfolios will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.
•           Smaller Capitalization Risks: The Portfolios may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.
•           Non-Diversification Risk: A Portfolio that is a non-diversified investment company means that more of a Portfolio’s assets may be invested in the securities of a single issuer than a diversified investment company.  This may make the value of a Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company.  As non-diversified portfolios, the Portfolios have greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

Addition of Sub-Advisors

Effective May 22, 2007, the Board of Trustees has appointed Sage Capital Management, LLC (“Sage”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Sage does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Effective May 22, 2007, the Board of Trustees has appointed Simran Capital Management, LLC (“Simran”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Simran does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Effective May 22, 2007, the Board of Trustees has appointed Viewpoint Investment Partners (“Viewpoint”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Viewpoint does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Effective June 26, 2007, the Board of Trustees has appointed Deltec Asset Management, LLC (“Deltec”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Deltec does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

2

Effective June 26, 2007, the Board of Trustees has appointed Duncan-Hurst Capital Management, L.P. (“Duncan-Hurst”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Duncan-Hurst does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Therefore, the section of the Prospectus on pages 33-37 describing the sub-advisors to the Portfolios is hereby amended to add the following:

Deltec Asset Management, LLC:

The Advisor has entered into a sub-advisory agreement with Deltec Asset Management, LLC (“Deltec”), to manage a portion of the Global Hedged Income – 1 portfolio. Deltec is located at 645 Fifth Avenue, New York, NY 10022, and is a registered investment advisor.  Deltec provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Deltec managed approximately $1 billion in assets.

Duncan-Hurst Capital Management, L.P.:

The Advisor has entered into a sub-advisory agreement with Duncan-Hurst Capital Management, L.P. (“Duncan-Hurst”), to manage a portion of the Long/Short Equity – Growth – 1 portfolio. Duncan-Hurst is located at 4365 Executive Drive, Suite 1520, San Diego, CA 92121, and is a registered investment advisor. Duncan-Hurst provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Duncan-Hurst managed approximately $615 million in assets.

Sage Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Sage Capital Management, LLC (“Sage”), to manage a portion of the Convertible Bond Arbitrage – 1 portfolio. Sage is located at 665 South Orange Avenue, Suite 3, Sarasota, FL 34236, and is a registered investment advisor. Sage provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Sage managed approximately $177 million in assets.

Simran Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Simran Capital Management, LLC (“Simran”), to manage a portion of the Deep Value Hedged Income – 1 portfolio. Simran is located at 161 North Clark Street, 47th Floor, Chicago, IL 60601, and is a registered investment advisor. Simran provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Simran managed approximately $75 million in assets.

Viewpoint Investment Partners:

The Advisor has entered into a sub-advisory agreement with Viewpoint Investment Partners (“Viewpoint”), to manage a portion of the Long/Short Equity – Growth – 1 portfolio. Viewpoint is located at 11995 El Camino Real, Suite 305, San Diego, CA 92130, and is a registered investment advisor. Viewpoint provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Viewpoint managed approximately $84 million in assets.

Please retain this Supplement with your
Prospectus for future reference.

3

Underlying Funds Trust

August 14, 2007

Supplement to the Statement of Additional Information
dated April 30, 2007, as supplemented July 6, 2007

Effective immediately, the Statement of Additional Information is hereby supplemented with the following language.

Addition of Sub-Advisors

Effective May 22, 2007, the Board of Trustees has appointed Sage Capital Management, LLC (“Sage”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Sage does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Effective May 22, 2007, the Board of Trustees has appointed Simran Capital Management, LLC (“Simran”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Simran does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Effective May 22, 2007, the Board of Trustees has appointed Viewpoint Investment Partners (“Viewpoint”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Viewpoint does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Effective June 26, 2007, the Board of Trustees has appointed Deltec Asset Management, LLC (“Deltec”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Deltec does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Effective June 26, 2007, the Board of Trustees has appointed Duncan-Hurst Capital Management, L.P. (“Duncan-Hurst”), as sub-advisor to the Underlying Funds Trust (the “Trust”) to manage a portion of an Underlying Fund’s assets.  The appointment of Duncan-Hurst does not require shareholder approval under the terms of the exemptive order issued to the Funds by the SEC.  The exemptive order permits the Advisor to hire new sub-advisors subject to certain conditions and approval by the Board of Trustees, but without shareholder approval.

Therefore, the section of the Statement of Additional Information on pages 23-26 describing the sub-advisors to the Portfolios is hereby amended to add the following:

Deltec Asset Management, LLC:

The Advisor has entered into a sub-advisory agreement with Deltec Asset Management, LLC (“Deltec”), to manage a portion of the Global Hedged Income – 1 portfolio. Deltec is located at 645 Fifth Avenue, New York, NY 10022, and is a registered investment advisor.  Deltec provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Deltec managed approximately $1 billion in assets.

1

Duncan-Hurst Capital Management, L.P.:

The Advisor has entered into a sub-advisory agreement with Duncan-Hurst Capital Management, L.P. (“Duncan-Hurst”), to manage a portion of the Long/Short Equity – Growth – 1 portfolio. Duncan-Hurst is located at 4365 Executive Drive, Suite 1520, San Diego, CA 92121, and is a registered investment advisor. Duncan-Hurst provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Duncan-Hurst managed approximately $615 million in assets.

Sage Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Sage Capital Management, LLC (“Sage”), to manage a portion of the Convertible Bond Arbitrage – 1 portfolio. Sage is located at 665 South Orange Avenue, Suite 3, Sarasota, FL 34236, and is a registered investment advisor. Sage provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Sage managed approximately $177 million in assets.

Simran Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Simran Capital Management, LLC (“Simran”), to manage a portion of the Deep Value Hedged Income – 1 portfolio. Simran is located at 161 North Clark Street, 47th Floor, Chicago, IL 60601, and is a registered investment advisor. Simran provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Simran managed approximately $75 million in assets.

Viewpoint Investment Partners:

The Advisor has entered into a sub-advisory agreement with Viewpoint Investment Partners (“Viewpoint”), to manage a portion of the Long/Short Equity – Growth – 1 portfolio. Viewpoint is located at 11995 El Camino Real, Suite 305, San Diego, CA 92130, and is a registered investment advisor. Viewpoint provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, institutional investors and separate accounts.  As of June 30, 2007, Viewpoint managed approximately $84 million in assets.

Please retain this Supplement with your
SAI for future reference.

2

UNDERLYING FUNDS TRUST

PART C
OTHER INFORMATION

Item 23. EXHIBITS

(a)	Agreement and Declaration of Trust—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(i)	Amended Declaration of Trust—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) dated April 30, 2007

(b)	Bylaws—were previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(c)	Instruments Defining Rights of Security Holders—Incorporated by reference to the Declaration of Trust and Bylaws.

(d)	Investment Advisory Agreements

(i)	Investment Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(ii)	Alpha Equity Management, LLC Sub-Advisory Agreement (Long/Short Equity International 1 Fund)—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(iii)	Alpha Equity Management, LLC Sub-Advisory Agreement (Long/Short Equity REIT Fund)—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(iv)	Carlin Asset Management, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on January 8, 2007.

(v)	Copernicus International LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on November 29, 2006.

(vi)	Deltec Asset Management LLC Sub-Advisory Agreement—to be filed by amendment.

(vii)	Duncan-Hurst Capital Management, L.P. Sub-Advisory Agreement—to be filed by amendment.

(viii)	GAMCO Asset Management, Inc. Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(ix)	Graybeard Capital, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on January 8, 2007.

(x)
Harlingwood Capital Management, a division of Berkeley Capital Management, Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 30, 2007.

(xi)	Hovan Capital Management, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on November 29, 2006.

(xii)	Opportunity Research Group, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on January 8, 2007.

(xiii)	Pacificor, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 30, 2007.

(xiv)	Quattro Global Capital, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(xv)	Sage Capital Management, LLC Sub-Advisory Agreement—to be filed by amendment.

(xvi)	Schultze Asset Management, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(xvii)	Seagate Global Advisors, LLC Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(xviii)	Simran Capital Management, LLC Sub-Advisory Agreement—to be filed by amendment.

(xix)	Smith Breeden Associates, Inc. Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(xx)	Sunnymeath Asset Management, Inc. Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on November 29, 2006.

(xxi)	Starboard Capital Partners, L.P. Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on January 8, 2007.

(xxii)	TWIN Capital Management, Inc. Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(xxiii)	Viewpoint Investment Partners Sub-Advisory Agreement—to be filed by amendment.

(xxiv)	Venus Capital Management, Inc. Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on November 29, 2006..

(xxv)	Weiss, Peck & Greer Investments, Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(xxvi)	Zacks Investment Management, Inc. Sub-Advisory Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(e)	Underwriting Agreement—Not applicable.

(f)	Bonus or Profit Sharing Contracts—Not applicable.

(g)	Custody Agreements

(i)	Custody Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(ii)	Loan and Pledge Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(h)	Other Material Contracts

(i)	Form of Administration Servicing Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(ii)	Form of Fund Accounting Services Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

(iii)	Power of Attorney—was previously filed with the Registration Statement on Form N-1A (File No. 21895) on April 28, 2006.

(iv)	Research Consultant Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 21895) on April 28, 2006.

(v)	Operating Services Agreement—was previously filed with the Registration Statement on Form N-1A (File No. 21895) on April 28, 2006.

(i)	Opinion and Consent of Counsel—Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm—Not applicable.

(k)	Omitted Financial Statements—Not applicable.

(l)	Agreement Relating to Initial Capital

(m)	Rule 12b-1 Plan—Not applicable.

(n)	Rule 18f-3 Plan—Not applicable.

(o)	Reserved.

(p)	Code of Ethics.

(i)	Adviser and Registrant Code of Ethics—was previously filed with the Registration Statement on Form N-1A (File No. 811-21895) on April 28, 2006.

Item 24. Persons Controlled by or Under Common Control with Registrant.

No person is directly or indirectly controlled by or under common control with the Registrant.

Item 25. Indemnification.

Reference is made to Article VIII of the Registrant’s Declaration of Trust.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: “Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

Item 26. Business and Other Connections of the Investment Advisors.

With respect to the Adviser, the response to this Item will be incorporated by reference to the Adviser’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 27, 2007. The Adviser’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Alpha Equity Management LLC (“Alpha Equity”) the response to this Item will be incorporated by reference to Alpha Equity’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 29, 2007. The Alpha Equity Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Carlin Asset Management, LLC (“Carlin”) the response to this Item will be incorporated by reference to Carlin Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 28, 2007. Carlin’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Copernicus International, LLC (“Copernicus”) the response to this Item will be incorporated by reference to Copernicus’ Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 29, 2007. Copernicus’ Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Deltec Asset Management LLC (“Deltec”) the response to this Item will be incorporated by reference to Carlin Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 15, 2007. Carlin’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Duncan-Hurst Capital Management, L.P. (“Duncan-Hurst”) the response to this Item will be incorporated by reference to Carlin Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 30, 2007. Carlin’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to GAMCO Asset Management, Inc., (“GAMCO”) the response to this Item will be incorporated by reference to GAMCO’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 28, 2007.  GAMCO’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Graybeard Capital, LLC (“Graybeard”) the response to this Item will be incorporated by reference to Graybeard Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 8, 2007. Graybeard’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Harlingwood Capital Management (“Harlingwood”), a division of Berkeley Capital Management, LLC, the response to this Item will be incorporated by reference to Harlingwood’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated January 30, 2007.  Harlingwoods’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Hovan Capital Management, LLC (“Hovan”) the response to this Item will be incorporated by reference to Hovan’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 29, 2007. Hovan’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Opportunity Research Group, LLC (“Opportunity”) the response to this Item will be incorporated by reference to Opportunity Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated February 16, 2007. Opportunity’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Pacificor (“Pacificor”) the response to this Item will be incorporated by reference to Pacificor’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 8, 2007.  Pacificors’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Quattro Global Capital, LLC (“Quattro”) the response to this Item will be incorporated by reference to Quattro’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated January 22, 2007. Quattro’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Sage Capital Management, LLC, (“Sage”) the response to this Item will be incorporated by reference to Sage’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 17, 2006. Sage’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Schultze Asset Management, LLC, (“Schultze”) the response to this Item will be incorporated by reference to Schultze’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 30, 2007. Schultze’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Seagate Global Advisors, LLC (“Seagate”) the response to this Item will be incorporated by reference to Seagate’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 30, 2006. Seagate’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Simran Capital Management, LLC, (“Simran”) the response to this Item will be incorporated by reference to Simran’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated June 15, 2007. Simran’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Smith Breeden Associates, Inc, (“Smith Breeden”), the response to this Item will be incorporated by reference to Smith Breeden’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 30, 2007. Smith Breeden’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Starboard Capital Partners, L.P. (“Starboard”) the response to this Item will be incorporated by reference to Starboard Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 13, 2007. Starboard’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Sunnymeath Asset Management, Inc., (“Sunnymeath”), the response to this Item will be incorporated by reference to Sunnymeath’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated December 18, 2006. Sunnymeath’s Form ADV may be obtained, free of charge, at the SEC’s website at www/adviserinfo.sec.gov.

With respect to TWIN Capital Management, Inc., (“Twin Capital”), the response to this Item will be incorporated by reference to TWIN Capital’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 26, 2007. TWIN Capital’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Viewpoint Investment Partners, (“Viewpoint”) the response to this Item will be incorporated by reference to Viewpoint’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated February 12, 2007. Viewpoint’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Venus Capital Management, Inc. (“Venus”), the response to this Item will be incorporated by reference to Venus’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 27, 2007. Venus’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Weiss, Peck & Greer Investments (“WPG”) the response to this Item will be incorporated by reference to WPG’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated November 17, 2006. WPG’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Zacks Investment Management, Inc., (“Zacks”), the response to this Item will be incorporated by reference to Zack’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 30, 2007. Zack’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

Item 27. Principal Underwriter.

(a)	Quasar Distributors, LLC, the Registrant’s principal underwriter, acts as principal underwriter for the following investment companies:

Advisors Series Trust	The Jensen Portfolio, Inc.
AIP Alternative Strategies Funds	Julius Baer Investment Funds
AIP Underlying Funds Trust	The Kensington Funds
AIP Variable Insurance Trust	Keystone Mutual Funds
Allied Asset Advisors Funds	Kiewit Investment Fund L.P.
Alpine Equity Trust	Kirr, Marbach Partners Funds, Inc.
Alpine Income Trust	LKCM Funds
Alpine Series Trust	Masters’ Select Funds
Brandes Investment Trust	Matrix Advisors Value Fund, Inc.
Brandywine Blue Fund, Inc.	M.D. Sass
Brazos Mutual Funds	Monetta Fund, Inc.
Bridges Investment Fund, Inc.	Monetta Trust

Buffalo Funds	The MP 63 Fund, Inc.
Buffalo Balanced Fund, Inc.	MUTUALS.com
Buffalo High Yield Fund, Inc.	Nicholas Equity Income Fund, Inc.
Buffalo Large Cap Fund, Inc.	Nicholas Family of Funds, Inc.
Buffalo Small Cap Fund, Inc.	Nicholas Fund, Inc.
Buffalo USA Global Fund, Inc.	Nicholas High Income Fund, Inc.
Country Mutual Funds Trust	Nicholas II, Inc.
Cullen Funds Trust	Nicholas Limited Edition, Inc.
Everest Funds	Nicholas Money Market Fund, Inc.
Fairholme Funds, Inc.	Permanent Portfolio Funds
FFTW Funds, Inc.	Perritt Funds, Inc.
First American Funds, Inc.	Perritt MicroCap Opportunities Fund, Inc.
First American Investment Funds, Inc.	PRIMECAP Odyssey Funds
First American Strategy Funds, Inc.	Professionally Managed Portfolios
Fort Pitt Capital Funds	Prudent Bear Funds, Inc.
The Glenmede Fund, Inc.	The Purisima Funds
The Glenmede Portfolios	Quaker Investment Trust
Greenspring Fund	Rainier Investment Management Mutual Funds
Guinness Atkinson Funds	Rockland Trust
Harding, Loevner Funds, Inc.	Summit Mutual Funds, Inc.
The Hennessy Funds, Inc.	Thompson Plumb Funds, Inc.
Hennessy Mutual Funds, Inc.	TIFF Investment Program, Inc.
Hotchkis and Wiley Funds	Trust For Professional Managers
Intrepid Capital Management Funds Trust	Wexford Trust
Jacob Internet Fund Inc.	WY Funds

(b)	To the best of Registrant’s knowledge, the directors and executive officers of Quasar Distributors, LLC are as follows:

Name and Principal Business Address	Position and Offices with Quasar Distributors, LLC	Positions and Offices with Registrant
James R. Schoenike	President, Board Member	None
Andrew Strnad	Secretary	None
Joe Redwine	Board Member	None
Bob Kern	Board Member	None
Eric W. Falkeis	Board Member	Treasurer
Teresa Cowan	Assistant Secretary	None
The address of each of the foregoing is 615 East Michigan Street, Milwaukee, Wisconsin, 53202.

(c) Not applicable.

Item 28. Location of Accounts and Records.

The books and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 are maintained at the following locations:

Records Relating to:	Are located at:

Registrant’s Transfer Agent, Fund Administrator and Fund Accountant	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Registrant’s Custodian	Custodial Trust Company 101 Carnegie Center Princeton, NJ 08540
Registrant’s Investment Adviser	Alternative Investment Partners, LLC 701 Westchester Avenue, Suite 205-W White Plains, New York 10604
Alpha Equity Management LLC (sub-adviser)	Alpha Equity Management LLC 19A Ensign Drive Avon, CT 06001
Carlin Asset Management, LLC (sub-adviser)	Carlin Asset Management, LLC 666 Third Avenue, 8th Floor, New York, NY 10017
Copernicus International, LLC (sub-adviser)	Copernicus International, LLC 90 State House Square, Suite 1100 Hartford, CT 06103
Deltec Asset Management LLC (sub-adviser)	Deltec Asset Management LLC 645 Fifth Avenue New York, NY 10022
Duncan-Hurst Capital Management, L.P. (sub-adviser)	Duncan-Hurst Capital Management, L.P. 4365 Executive Drive, Suite 1520 San Diego, CA 92121
GAMCO Asset Management, Inc. (sub-adviser)	GAMCO Asset Management, Inc. One Corporate Center Rye, NY 10580
Graybeard Capital, LLC (sub-adviser)	Graybeard Capital, LLC 1211 Orange Avenue, Suite 102 Winter Park, FL 32789
Harlingwood Capital Management (sub-adviser)	Harlingwood Capital Management 402 West Broadway, 25th Floor San Diego, CA 92101
Hovan Capital Management, LLC (sub-adviser)	Hovan Capital Management, LLC 81 Beach Road Belvedere, CA 94920
Opportunity Research Group, LLC (sub-adviser)	Opportuntiy Research Group, LLC 11111 Santa Monica Blvd., Suite 1450 Los Angeles, CA 90025
Pacificor (sub-adviser)	Pacificor, LLC 740 State Street, Suite 202 Santa Barbara, CA 93101
Quattro Global Capital, LLC (sub-adviser)	Quattro Global Capital, LLC 546 Fifth Avenue, 19th Floor New York, New York 10036
Sage Capital Management, LLC (sub-adviser)	Sage Capital Management, LLC 665 S. Orange Avenue, Suite 3 Sarasota, FL 34236
Schultze Asset Management, LLC (sub-adviser)	Schultze Asset Management, LLC 3000 Westchester Avenue Purchase, NY 10577

Seagate Global Advisors, LLC (sub-adviser)	Seagate Global Advisors, LLC 119 W. Torrance Boulevard, Suite 2 Redondo Beach, CA 90277
Simran Capital Management, LLC (sub-adviser)	Simran Capital Management, LLC 161 N. Clark Street, 47th Floor Chicago, IL 60601
Smith Breeden Associates, Inc. (sub-adviser)	Smith Breeden Associates, Inc. 100 Europa Drive, Suite 200 Chapel Hill, NC 27517
Starboard Capital Partners, L.P. (sub-adviser)	Starboard Capital Partners, L.P. 3000 Weslayan Street, Suite 385 Houston, TX 77027
Sunnymeath Asset Management, Inc. (sub-adviser)	Sunnymeath Asset Management, Inc. 1070 Ocean Avenue Sea Bright, NJ 07760
TWIN Capital Management, Inc. (sub-adviser)	TWIN Capital Management, Inc. 3244 Washington Road, Suite 202 McMurray, PA 15317
Viewpoint Investment Partners (sub-adviser)	Viewpoint Investment Partners 11995 El Camino Real, Suite 305 San Diego, CA 92130
Venus Capital Management, Inc. (sub-adviser)	Venus Capital Management, Inc. 99 Summer Street, Suite M100 Boston, MA 02110
Weiss, Peck & Greer Investments (sub-adviser)	Weiss, Peck & Greer Investments 909 Third Avenue, 32nd Floor New York, New York 10022
Zacks Investment Management, Inc. (sub-adviser)	Zacks Investment Management, Inc. 155 North Wacker Drive, Suite 250 Chicago, IL 60606

Item 29. Management Services Not Discussed in Parts A and B.

Not applicable.

Item 30. Undertakings.

The Registrant hereby undertakes to furnish each person to whom a Prospectus for one or more of the series of the Registrant is delivered with a copy of the relevant latest annual report to shareholders, upon request and without charge.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this the Registration Statement to be signed below on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains and the State of New York on the 14th day of August, 2007.

Underlying Funds Trust

By: /s/ Lee Schultheis
Lee Schultheis, President

EXHIBIT INDEX
Exhibit	Exhibit No.